UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 10, 2015

Date of Report (Date of earliest event reported)

PLANET PAYMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35699	13-4084693
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

670 Long Beach Blvd., Long Beach, NY	11561
(Address of principal executive offices)	(Zip Code)

(516) 670-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 10, 2015, Planet Payment, Inc. (“Planet Payment” or “Company”) entered into a $10 million (the “Line of Credit”) secured revolving credit facility (the “Credit Facility”) pursuant to a Credit and Security Agreement dated June 10, 2015, by and among the Company, Citizens Bank, N.A. (the “Bank”), and certain affiliates of the Company as borrowers or guarantors (the “Credit Agreement”).  The Credit Facility will provide funds for general corporate purposes and repurchases of issued and outstanding capital stock of the Company.  Amounts repaid under the Credit Facility may be reborrowed.  The Credit Facility matures on June 10, 2020 and is payable in full upon maturity.

Revolving loans under the Credit Facility will accrue interest at the London interbank offered rate then in effect (adjusted for any reserve requirements required by law), plus a margin of 2.50%.

The Credit Agreement also provides for a letter of credit sub-facility under the Credit Facility of up to $2 million.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants.  Among other affirmative covenants, the Company and its subsidiaries on a consolidated basis must (a) maintain a minimum Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of 1.20:1.00, tested as of the last day of any fiscal quarter on a rolling four-quarter basis, (b) not exceed a maximum Leverage Ratio (as defined in the Credit Agreement) of 2:00:1:00 at all times, tested as of the last day of any fiscal quarter on a rolling four-quarter basis (“Leverage Ratio Covenant”) and (c) maintain, at all times, the Minimum Availability Requirement (as defined in the Credit Agreement) of at least $5,000,000 in the aggregate of (i) cash and cash equivalents and (ii) availability under the Line of Credit.

The Credit Agreement contains customary events of default, including, among others: non-payment of principal, interest or other amounts when due; inaccuracy of representations and warranties; violation of covenants; cross-defaults with certain other indebtedness; certain undischarged judgments; bankruptcy, insolvency or inability to pay debts; and a change of control of the Company. Upon the occurrence and during the continuance of an event of default, the Bank may declare the loans and all other obligations under the Credit Agreement immediately due and payable and will then have no further obligation to make advances under the Credit Facility and the immediate right to enforce or realize on any collateral.

The Credit Facility is secured by substantially all of the Company’s personal property, including the Company’s intellectual property and that of its subsidiaries that are borrowers or guarantors.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET PAYMENT, INC.

Date: June 10, 2015	By:	/s/ Robert J. Cox III
		Name:	Robert J. Cox III
		Title:	Chief Operating Officer and Chief Financial Officer